Exhibit 91.1

                                [LOGO OF POLYONE]

                                                                    NEWS RELEASE

            POLYONE REPORTS FOURTH-QUARTER AND FULL-YEAR 2005 RESULTS

    o   Company sets record for net income in fourth quarter and full year
    o Resin and Intermediates segment delivers solid results, with turnaround after hurricane-affected third-quarter performance
    o Company reduces debt, generates strong cash flow from operations during fourth quarter and full year

CLEVELAND - February 7, 2006 - PolyOne Corporation (NYSE: POL), a leading global polymer compounding and North American distribution company, today reported sales of $606.8 million for the fourth quarter ended December 31, 2005, an improvement of 11 percent over fourth-quarter 2004 sales of $544.5 million. For the full year, sales were $2,450.6 million compared with $2,267.7 million in 2004, an increase of 8 percent.

The Company recorded record net income of $21.7 million, or $0.24 per share, in the fourth quarter of 2005 compared with a net loss of $13.6 million, or a $0.15-per-share loss, in the fourth quarter of 2004. Net income for the year was a record $46.9 million, or $0.51 per share, a significant improvement over 2004 net income of $23.5 million, or $0.26 per share.

"We entered the fourth quarter facing significant raw material cost increases and potential supply disruptions as well as uncertainty surrounding our vinyl business joint ventures," said William F. Patient, chairman and chief executive officer. "Our results clearly demonstrate that this organization stepped up to these challenges. We also managed our cash resources effectively and reduced our debt during the quarter. These achievements reflect our momentum as we enter 2006."

Included in the fourth-quarter net income were special items for continuing and discontinued operations of $8.3 million, or $0.09 per share. The most significant item was a non-cash tax benefit from the utilization of domestic losses arising in prior years. Special items in the fourth quarter of 2004 reduced earnings by $0.18 per share. A definition and a list of special items appear in Attachment 5.

Net cash provided by operating activities was $61.6 million for 2005. Operating cash flow(1) was a positive $23.4 million for the fourth quarter of 2005, due in large part to substantial improvements in working capital efficiency and cash distributions from equity affiliates. PolyOne continued to improve its working capital control through reductions in its accounts receivable days sales outstanding (DSO) and days sales in inventory (DSI) metrics.

----------
(1) A discussion occurs at the end of this release on the use of non-GAAP financial measures.

SEGMENT HIGHLIGHTS (see Attachment 7)
------------------

Performance Plastics segment: As previously announced, the Company determined that the Specialty Resins divestment process was unlikely to result in a sale of the business at acceptable terms and, therefore, Specialty Resins is no longer reported as a business being held for sale within discontinued operations. The unit is now being reported as a continuing operation within the Performance Plastics segment results. All current and historical results in this release reflect this change.

Fourth-quarter sales of $473.0 million increased $41.8 million, or 10 percent, over fourth-quarter 2004 sales, but decreased $9.5 million, or 2 percent, from the third quarter of 2005. Shipment volume in the fourth quarter was flat with fourth-quarter 2004 volume and down seasonally 5 percent from the third quarter. Operating income of $3.6 million was $1.4 million higher than in the fourth quarter of 2004 and $12.8 million lower than in the third quarter, principally as a result of the lower shipment volume. Nearly every product group within the segment increased selling prices during the fourth quarter and, as a result, product spreads (selling price less raw material costs) entering 2006 are stronger than at the start of 2005. The Vinyl Compounds and Engineered Materials product groups made the most significant progress in the face of escalating raw material costs.

For the full year, sales reached $1.93 billion, an increase of $121.7 million, or 7 percent, compared with 2004. Performance Plastics sales represented 73 percent of the entire Company's revenues in 2005. Operating income for 2005 was $61.1 million, a decline of $22.5 million compared with 2004. Special items lowered operating income by $6.8 million in 2005 and by $17.0 million in 2004.

Distribution segment: Sales remained stronger than seasonally typical through the fourth quarter. Sales of $172.7 million were $20.7 million, or 14 percent, higher than in the fourth quarter of 2004. Moreover, sales in the 2005 fourth quarter increased $3.9 million, or 2 percent, compared with third-quarter 2005 sales. Higher realized selling prices resulted in stronger product spreads that contributed to the $6.0 million operating income performance. Fourth-quarter 2005 operating income was up $2.3 million compared with the fourth quarter of 2004 and $1.9 million compared with the third quarter.

Fourth-quarter 2005 shipments were flat compared with the fourth quarter of 2004 and declined seasonally 5 percent compared with the third quarter.

For the full year, sales of $679.2 million increased $72.9 million, or 12 percent, compared with 2004. Higher selling prices drove this improvement. In addition, the segment realized record operating income of $19.5 million, an increase of $1.7 million, or 10 percent, compared with 2004.

Resin and Intermediates segment: Segment earnings recovered markedly in fourth-quarter 2005 compared with the third quarter. Oxy Vinyls, LP product spreads recovered partially as a result of improved polyvinyl chloride (PVC) resin market pricing, although energy and ethylene cost increases were not fully offset. SunBelt Chlor-Alkali operations were fully restored early in the fourth quarter, after having been adversely affected by Hurricanes Katrina and Rita.

Operating income of $28.3 million in the fourth quarter of 2005 increased $12.9 million, or 84 percent, versus the fourth quarter of 2004, driven principally by higher caustic soda prices.

Fourth-quarter 2005 operating income increased $17.9 million, or 172 percent, compared with the third quarter of 2005, excluding the $22.9 million non-cash pretax charge in the third quarter related to the impairment of a previously idled chlor-alkali facility at OxyVinyls.

Full-year 2005 operating income before the special item associated with an idled facility improved $37.3 million compared with 2004. The main factor in this improvement was record SunBelt profitability, due largely to higher selling prices for chlorine and caustic soda.

DISCONTINUED OPERATIONS
-----------------------

PolyOne announced on September 27, 2005, that it had signed a letter of intent to sell its Engineered Films business unit to an investor group comprising members of the unit's management team, along with an investor group formed by Matrix Capital Markets. The transaction is expected to close in the first quarter of 2006, subject to a number of closing conditions.

FIRST-QUARTER 2006 BUSINESS OUTLOOK
-----------------------------------

The Company projects that shipment volume for the Performance Plastics segment should improve 6 percent to 8 percent compared with the fourth quarter, to a level 1 percent to 2 percent higher than in first-quarter 2005. The sequential improvement is largely seasonal, but the Company does anticipate stronger underlying demand than it experienced a year ago. Compared with the first quarter of 2005, PolyOne projects that product pricing on average should be up 5 percent to 6 percent. Product spreads also should improve compared with a year ago. The combination of these factors should result in stronger segment earnings compared with both the first and fourth quarters of 2005.

The Company projects that Distribution shipment volume should increase 2 percent to 4 percent during first-quarter 2006 compared with the first quarter of 2005, on 8 percent to 10 percent higher sales. Paced by higher shipments and continuing strong product spreads, operating income is expected to improve compared with first-quarter 2005.

In the Resin and Intermediates segment, PolyOne anticipates that SunBelt and OxyVinyls should deliver strong results, with earnings remaining in line with both the first and fourth quarters of 2005. First-quarter 2006 industry caustic soda selling prices are projected to increase moderately compared with fourth-quarter 2005 levels, with chlorine projected to remain flat. Industry participants have announced PVC resin price increases in the first quarter to maintain product spreads. Industry projections for first-quarter ethylene and natural gas prices approximate average fourth-quarter levels.

The Company expects full-year 2006 cash generation to exceed 2005 levels before any anticipated proceeds from the pending sale of the Engineered Films business. The Company, however, further anticipates that a working capital build in the first quarter due to strong sequential revenue growth should result in negative cash generation, despite projected improvements in accounts receivable and inventory turnover metrics.

PolyOne expects the following factors to affect 2006 cash flow:

    o Capital expenditures should total $45 million to $50 million compared with 2005 spending of $33 million. This increase is due largely to higher spending in support of growth initiatives;
    o Depreciation and amortization should be approximately $55 million (including Specialty Resins in continuing operations);
    o Cash distributions from equity affiliates should approximate 2005 levels, provided there is no material change in operating conditions;
    o Cash proceeds should be realized from the pending divestment of the Engineered Films business;
    o   Restructuring expenditures should be minimal, similar to 2005;
    o Cash taxes (foreign) should be similar to 2005, at $10 million to $12 million;
    o No contributions to the qualified U.S. pension plan will be required in 2006;
    o Less than $1 million remains outstanding on long-term debt maturing in 2006;
    o The Company has targeted a further reduction in its internal working capital as a percentage of sales metric of approximately 0.5 percentage points; and
    o As a result of debt reduction, interest expense should be approximately $4 million to $5 million lower in 2006 compared with 2005.

FOURTH-QUARTER 2005 EARNINGS CONFERENCE CALL AND WEBCAST
--------------------------------------------------------

PolyOne will host a conference call at 9:00 a.m. Eastern time on Wednesday, February 8, 2006. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 9932181. The call will be broadcast live and then via replay for two weeks on the Company's Web site at www.polyone.com.

ABOUT POLYONE
-------------

PolyOne Corporation, with 2005 annual revenues of approximately $2.5 billion, is a leading global compounding and North American distribution company with operations in thermoplastic compounds, specialty polymer formulations, color and additive systems, and thermoplastic resin distribution. Headquartered in northeast Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America and South America. Information on PolyOne's products and services can be found at www.polyone.com.

Investor & Media Contact:    Dennis Cocco
                             Vice President, Investor Relations
                             & Communications
                             440.930.1538

USE OF NON-GAAP FINANCIAL MEASURES
----------------------------------

This earnings release includes the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures are: operating cash flow, operating income (loss) before special items and per share impact of special items. The most directly comparable GAAP financial measures are: net cash used (provided) by operating activities, operating income (loss) and income (loss) per share.

PolyOne's chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment, and to decide on allocation of resources. In addition, operating income before special items and operating cash flow are components of various PolyOne annual incentive plans.

Tables included in this news release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachment 6) and provide detail on special items (Attachment 5). Also attached are standard financial schedules and a summary of segment results.

FORWARD-LOOKING STATEMENTS
--------------------------

In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance, including, without limitation, meeting cash flow goals, receiving cash distributions from equity affiliates and achieving working capital targets; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; financial results; and the anticipated sale of the Engineered Films unit. Factors that could cause actual results to differ materially include, but are not limited to:

o the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;
o changes in U.S., regional or world polymer consumption growth rates affecting PolyOne's markets;
o changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;
o fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles, including those related to the effects of Hurricanes Katrina and Rita;
o production outages or material costs associated with scheduled or unscheduled maintenance programs;
o costs or difficulties and delays related to the operation of joint venture entities;
o lack of day-to-day operating control, including procurement of raw materials, of equity or joint venture affiliates;
o partial control over investment decisions and dividend distribution policy of the OxyVinyls partnership and other minority equity holdings of PolyOne;
o an inability to launch new products and/or services within PolyOne's various businesses;
o   the possibility of further goodwill impairment;
o   an inability to maintain any required licenses or permits;
o   an inability to comply with any environmental laws and regulations;

o the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
o unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;
o an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals;
o a delay or inability to achieve targeted debt level reductions through divestitures and/or other means;
o an inability to access the revolving credit facility and/or the receivables sale facility as a result of breaching covenants due to not achieving anticipated earnings performance or for any other reason;
o any poor performance of our pension plan assets and any obligation on our part to fund PolyOne's pension plan;
o any delay and/or inability to bring the North American Colors and Additives Masterbatch and the Engineered Materials product platforms to profitability;
o   an inability to raise prices or sustain price increases for products;
o an inability to achieve anticipated earnings performance due to the divestment of a non-core business;
o an inability to complete the sale of discontinued businesses due to problems or delays associated with legal proceedings, regulatory approvals, buyers receiving financing for the transaction, satisfactory completion of due diligence, finalization of definitive agreements or any other reasons;
o an ability to maintain appropriate relations with unions and employees in certain locations in order to avoid disruptions of business; and
o other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K provided to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #91305)

                                       ###

                                                                    ATTACHMENT 1

SUPPLEMENTAL INFORMATION
------------------------

       QUARTERLY AND FULL-YEAR SUMMARY OF CONSOLIDATED OPERATING RESULTS,
                     SHOWING DISCONTINUED OPERATIONS' IMPACT
           (In millions of dollars, except per share data, unaudited)

ACCOUNTING FOR DISCONTINUED OPERATIONS
--------------------------------------

In accordance with Generally Accepted Accounting Principles (GAAP), PolyOne segregates and reports results of discontinued operations net of tax as a separate line item on the statement of operations (income statement). Income or loss from discontinued operations is reported below operating income - continuing operations on the income statement. As a result, reporting and discussion of items above the operating income - continuing operations line (such as sales, operating income, interest, and selling and administrative costs) include only the results of continuing operations.

                                                                                                     FULL YEAR
                                                                                              ------------------------
                                                        4Q05         4Q04          3Q05          2005          2004
                                                     ----------   ----------    ----------    ----------    ----------
OPERATING RESULTS:
Sales - continuing operations                        $    606.8   $    544.5    $    611.6    $  2,450.6    $  2,267.7

Operating income- continuing operations              $     38.0   $     17.7    $      4.4    $    140.3    $    128.4

Net income (loss) - total Company                    $     21.7   $    (13.6)   $    (19.5)   $     46.9    $     23.5
                                                     ----------   ----------    ----------    ----------    ----------
   Income (loss) before discontinued operations
    after tax                                              20.4         (8.8)        (16.2)         62.2          27.6
   Income (loss) from discontinued operations
    net of income taxes                                     1.3         (4.8)         (3.3)        (15.3)         (4.1)

EARNINGS (LOSS) PER SHARE - DILUTED:
Net income (loss)  - total Company                   $     0.24   $    (0.15)   $    (0.22)   $     0.51    $     0.26
                                                     ----------   ----------    ----------    ----------    ----------
   Income (loss) before discontinued operations            0.22        (0.10)        (0.18)         0.68          0.30
   Income (loss) from discontinued operations              0.02        (0.05)        (0.04)        (0.17)        (0.04)
Total per share impact of special items (1)
 after tax:                                                0.09        (0.18)        (0.31)        (0.17)        (0.37)
                                                     ----------   ----------    ----------    ----------    ----------
   Before discontinued operations                          0.09        (0.13)        (0.27)            -         (0.17)
   Discontinued operations                                    -        (0.05)        (0.04)        (0.17)        (0.20)

OTHER DATA:
Sales - discontinued operations(2)                   $     27.8   $     27.6    $     30.7    $    119.6    $    345.8
Depreciation and amortization                              12.4         12.3          13.4          50.7          50.9

(1) A definition and a list of special items appear in Attachment 5.
(2) Full-year 2004 discontinued sales include revenues from the Elastomers and Performance Additives business that was sold in August 2004.

                                                                    ATTACHMENT 2

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (In millions, except per share data)

                                                                            THREE MONTHS ENDED              YEAR ENDED
                                                                                DECEMBER 31                 DECEMBER 31
                                                                         ------------------------    ------------------------
                                                                            2005          2004          2005          2004
                                                                         ----------    ----------    ----------    ----------
Sales                                                                    $    606.8    $    544.5    $  2,450.6    $  2,267.7
Operating costs and expenses:
   Cost of sales                                                              543.7         487.2       2,153.5       1,934.2
   Selling and administrative                                                  39.9          42.0         178.2         201.9
   Depreciation and amortization                                               12.4          12.3          50.7          50.9
Employee separation and plant phaseout                                          3.0           0.1           5.5          (1.4)
Asset impairments                                                               0.2           3.8           0.4           3.8
Environmental remediation at inactive sites                                    (2.0)            -           0.9           8.7
Loss on sale of assets                                                            -             -             -           5.9

Income from equity affiliates and minority interest                           (28.4)        (18.6)        (78.9)        (64.7)
                                                                         ----------    ----------    ----------    ----------
Operating income (loss)                                                        38.0          17.7         140.3         128.4
Interest expense                                                              (16.9)        (17.3)        (68.1)        (72.1)
Interest income                                                                 0.5           0.5           1.9           1.5
Other expense, net                                                             (1.0)         (3.8)         (5.3)        (16.5)
                                                                         ----------    ----------    ----------    ----------
Income (loss) before income taxes and discontinued operations                  20.6          (2.9)         68.8          41.3
Income tax expense                                                             (0.2)         (5.9)         (6.6)        (13.7)
                                                                         ----------    ----------    ----------    ----------
Income (loss) before discontinued operations                                   20.4          (8.8)         62.2          27.6
Discontinued operations:
   Income (loss) from operations, net of income taxes                           1.3          (4.8)        (15.3)         (4.1)
                                                                         ----------    ----------    ----------    ----------
Net income (loss)                                                        $     21.7    $    (13.6)   $     46.9    $     23.5
                                                                         ==========    ==========    ==========    ==========

Earnings (loss) per common share:
  Basic and diluted earnings (loss):
     Before discontinued operations                                      $     0.22    $    (0.10)   $     0.68    $     0.30
     Discontinued operations                                                   0.02         (0.05)        (0.17)        (0.04)
                                                                         ----------    ----------    ----------    ----------
     Basic and diluted earnings (loss) per share                         $     0.24    $    (0.15)   $     0.51    $     0.26
                                                                         ==========    ==========    ==========    ==========

Weighted average shares used to compute earnings per share:
   Basic                                                                       91.8          91.6          91.9          91.6
   Diluted                                                                     91.8          91.6          92.0          91.8

Dividends paid per share of common stock                                 $        -    $        -    $        -    $        -

                                                                    ATTACHMENT 3

                      POLYONE CORPORATION AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                      (In millions, except per share data)

                                                                                   DECEMBER 31,   DECEMBER 31,
                                                                                       2005           2004
                                                                                   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents                                                        $       32.8   $       38.6
  Accounts receivable, net                                                                320.5          312.9
  Inventories                                                                             191.8          205.3
  Deferred income tax assets                                                               20.1           20.1
  Other current assets                                                                     27.4           19.5
  Discontinued operations                                                                  20.9           23.3
                                                                                   ------------   ------------
   Total current assets                                                                   613.5          619.7
  Property, net                                                                           436.0          478.9
Investment in equity affiliates                                                           273.9          263.3
Goodwill, net                                                                             315.3          321.0
Other intangible assets, net                                                               10.6           10.1
Other non-current assets                                                                   60.0           59.7
Discontinued operations                                                                     6.7           22.1
                                                                                   ------------   ------------
   Total assets                                                                    $    1,716.0   $    1,774.8
                                                                                   ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term bank debt                                                             $        7.1   $        2.3
  Accounts payable                                                                        232.6          225.1
  Accrued expenses                                                                         80.0          103.5
  Current portion of long-term debt                                                         0.7           49.3
  Discontinued operations                                                                  11.2           13.8
                                                                                   ------------   ------------
   Total current liabilities                                                              331.6          394.0
Long-term debt                                                                            638.7          640.5
Post-retirement benefits other than pensions                                              105.5          113.9
Other non-current liabilities, including pensions                                         219.1          239.2
Minority interest in consolidated subsidiaries                                              5.4            6.8
                                                                                   ------------   ------------
   Total liabilities                                                               $    1,300.3   $    1,394.4
                                                                                   ------------   ------------
Shareholders' equity:
  Preferred stock, 40.0 shares authorized, no shares issued                                   -              -
  Common stock, $.01 par, 400.0 shares authorized, 122.2 shares
   issued at December 31, 2005 and 2004                                                     1.2            1.2
  Other shareholders' equity                                                              414.5          379.2
                                                                                   ------------   ------------
   Total shareholders' equity                                                             415.7          380.4
                                                                                   ------------   ------------
   Total liabilities and shareholders' equity                                      $    1,716.0   $    1,774.8
                                                                                   ============   ============

                                                                    ATTACHMENT 4

                      POLYONE CORPORATION AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                  (In millions)

                                                                                              YEAR ENDED
                                                                                             DECEMBER 31,
                                                                                     ----------------------------
                                                                                         2005            2004
                                                                                     ------------    ------------
OPERATING ACTIVITIES
  Net income                                                                         $       46.9    $       23.5
   Income from discontinued operations                                                       15.3             4.1
                                                                                     ------------    ------------
  Income from continuing operations                                                          62.2            27.6
  Adjustments to reconcile income from continuing operations to net cash used by operating activities of continuing operations:
     Employee separation and plant phaseout charges                                           5.5            (1.4)
     Cash payments on employee separation and plant phaseout                                 (3.3)          (22.5)
     Charges on environmental remediation at inactive sites                                   0.9             8.7
     Cash payments for environmental remediation at inactive sites                           (8.7)           (1.6)
     Depreciation and amortization                                                           50.7            50.9
     Loss on sale of assets                                                                     -             5.9
     Companies carried at equity and minority interest:
        Income from equity affiliates and minority interest                                 (78.9)          (64.7)
        Dividends and distributions received                                                 67.4            51.5
     Deferred income taxes                                                                    2.8             0.6
     Change in assets and liabilities:
        Accounts receivable                                                                 (23.6)          (21.7)
        FIFO inventories                                                                      9.3             1.5
        Accounts payable                                                                     13.2            22.2
        Increase (decrease) in sale of accounts receivable                                    7.9           (70.7)
        Accrued expenses and other                                                          (43.8)          (38.8)
                                                                                     ------------    ------------
Net cash provided (used) by operating activities of continuing operations                    61.6           (52.5)

INVESTING ACTIVITIES
  Capital expenditures                                                                      (32.1)          (23.9)
  Return of cash from equity affiliates                                                         -             8.3
  Proceeds from sale of discontinued business, net                                              -           101.5
  Business acquired, net of cash received                                                    (2.7)           (6.7)
  Proceeds from sale of assets                                                               12.3            32.2
                                                                                     ------------    ------------
Net cash provided (used) by investing activities of continuing operations                   (22.5)          111.4

FINANCING ACTIVITIES
  Change in short-term debt                                                                   4.6            24.1
  Change in long-term debt                                                                  (48.8)         (117.8)
  Debt issuance costs                                                                           -            (0.4)
  Termination of interest rate swaps                                                            -            (0.3)
  Proceeds from exercise of stock options                                                     0.5             0.3
                                                                                     ------------    ------------
Net cash used by financing activities of continuing operations                              (43.7)          (94.1)

Net cash provided by discontinued operations                                                  0.4            26.0

Effect of exchange rate changes on cash                                                      (1.6)           (0.9)
                                                                                     ------------    ------------
Decrease in cash and cash equivalents                                                        (5.8)          (10.1)
Cash and cash equivalents at beginning of period                                             38.6            48.7
                                                                                     ------------    ------------
Cash and cash equivalents at end of period                                           $       32.8    $       38.6
                                                                                     ============    ============

                                                                    ATTACHMENT 5

                      SUMMARY OF SPECIAL ITEMS (Unaudited)
                      (In millions, except per share data)

"Special items" include charges related to specific strategic initiatives such as the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

                                                        YEAR ENDED    YEAR ENDED
                                                         DEC. 31,      DEC. 31,
SPECIAL ITEMS                                              2005          2004          4Q05          4Q04
-----------------------------------------------------   ----------    ----------    ----------    ----------
CONTINUING OPERATIONS
---------------------
Employee separation and plant phaseout costs (1)              (5.5)          1.4          (3.0)         (0.1)
Asset impairments (2)                                         (0.4)         (3.8)         (0.2)         (3.8)
Environmental remediation at inactive sites (3)               (0.9)         (8.7)          2.0             -
Loss on the sale of Melos Rubber Granules business               -          (5.9)            -             -
Impairment of previously idled chlor-alkali facility
 at Oxy Vinyls, LP                                           (22.9)            -             -             -
                                                        ----------    ----------    ----------    ----------
    Impact on pretax income                                  (29.7)        (17.0)         (1.2)         (3.9)
Income tax benefit on above items                             10.4           8.6           0.1           1.5
Tax allowance (5)                                             19.2          (7.7)          9.0          (9.9)
                                                        ----------    ----------    ----------    ----------
Impact on net income (loss) from continuing
 operations                                                   (0.1)        (16.1)          7.9         (12.3)
                                                        ----------    ----------    ----------    ----------
Per diluted share impact                                         -         (0.17)         0.09         (0.13)
                                                        ----------    ----------    ----------    ----------

DISCONTINUED OPERATIONS
-----------------------
Employee separation and plant phaseout costs (1)              (1.2)         (7.9)          0.1          (0.6)
                                                        ----------    ----------    ----------    ----------
                                                              (1.2)         (7.9)          0.1          (0.6)
    Impact on operating income
Net asset impairment and loss on disposition of
 discontinued operations (4)                                 (15.1)        (21.3)         (0.3)         (6.0)

    Impact on pretax income                                  (16.3)        (29.2)         (0.2)         (6.6)
Income tax benefit on above items                              6.4          11.4           0.1           2.6
Tax allowance (5)                                             (6.0)          0.1           0.5          (0.1)
                                                        ----------    ----------    ----------    ----------

    Impact on net income (loss) from discontinued
     operations                                              (15.9)        (17.7)          0.4          (4.1)
                                                        ==========    ==========    ==========    ==========
    Per diluted share impact                                 (0.17)        (0.20)            -         (0.05)
                                                        ==========    ==========    ==========    ==========

TOTAL
-----
    Impact on net income (loss)                              (16.0)        (33.8)          8.3         (16.4)
                                                        ==========    ==========    ==========    ==========
    Per share impact                                         (0.17)        (0.37)         0.09         (0.18)
                                                        ==========    ==========    ==========    ==========

EXPLANATIONS:
-------------

1. Severance, employee outplacement, external outplacement consulting, lease termination, facility closing costs and the write-down of the carrying value of plant and equipment resulting from restructuring initiatives and executive separation agreements.
2. Non-cash impairment charges to adjust the carrying value of investments to fair market value.
3. Environmental remediation costs for facilities either no longer owned or closed in prior years.
4. Non-cash impairment charges to adjust the net asset carrying value of discontinued operations to estimated net future proceeds.
5. Tax allowance to adjust net U.S. deferred income tax assets resulting from operating loss carry-forwards.

                                                                    ATTACHMENT 6

            RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
                                  (In millions)

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

                                                                                                           FULL YEAR
                                                                                                    ------------------------
                                                             4Q05          4Q04          3Q05          2005          2004
                                                          ----------    ----------    ----------    ----------    ----------
CONTINUING OPERATIONS:
Operating income before special items                     $     39.2    $     21.6    $     32.3    $    170.0    $    145.4
Special items in continuing operations, before tax              (1.2)         (3.9)        (27.9)        (29.7)        (17.0)
                                                          ----------    ----------    ----------    ----------    ----------
   Operating income                                       $     38.0    $     17.7    $      4.4    $    140.3    $    128.4
                                                          ==========    ==========    ==========    ==========    ==========

DISCONTINUED OPERATIONS:
Operating income before special items                     $      1.4    $      1.8    $      1.2    $      1.0    $     26.2
Special items in discontinued operations, before tax             0.1          (0.6)         (0.6)         (1.2)         (7.9)
                                                          ----------    ----------    ----------    ----------    ----------
   Operating income (loss)                                $      1.5    $      1.2    $      0.6    $     (0.2)   $     18.3
                                                          ==========    ==========    ==========    ==========    ==========

CONTINUING OPERATIONS:
Income per share before impact of special items           $     0.13    $     0.03    $     0.09    $     0.68    $     0.47
Per share impact of special items, after tax                    0.09         (0.13)        (0.27)            -         (0.17)
                                                          ----------    ----------    ----------    ----------    ----------
   Diluted income (loss) per share                        $     0.22         (0.10)   $    (0.18)   $     0.68    $     0.30
                                                          ==========    ==========    ==========    ==========    ==========
DISCONTINUED OPERATIONS:
Income per share before impact of special items           $     0.02    $        -    $        -    $        -    $     0.16
Per share impact of special items, after tax                       -         (0.05)        (0.04)        (0.17)        (0.20)
                                                          ----------    ----------    ----------    ----------    ----------
   Diluted income (loss) per share                        $     0.02    $    (0.05)   $    (0.04)   $    (0.17)   $    (0.04)
                                                          ==========    ==========    ==========    ==========    ==========

                                                        THREE MONTHS ENDED              YEAR ENDED
                                                     ------------------------    ------------------------
                                                      DEC. 31,      DEC. 31,      DEC. 31,      DEC. 31,
                                                        2005          2004          2005          2004
                                                     ----------    ----------    ----------    ----------
RECONCILIATION TO CONDENSED CONSOLIDATED
 STATEMENT OF CASH FLOWS
Net cash provided (used) by operating
  activities of continuing operations                $     13.9    $    (36.2)   $     61.6    $    (52.5)
Net cash provided (used) by investing
  activities of continuing operations                      (4.5)         (9.3)        (22.5)        111.4
Less (increase) decrease in sale of
  accounts receivable                                      12.2             -          (7.9)         70.7
Plus net cash provided (used) by
  discontinued operations                                   5.2           1.2           0.3          26.0
Interest rate swap fair value debt adjustment              (2.3)         (0.9)         (2.7)         (2.7)
Guarantee of SunBelt outstanding senior
  secured notes                                             6.2           6.1           6.2           6.1
Other financing activity                                   (0.2)         (2.0)          1.9          (1.7)
Effect of exchange rate changes on cash                    (0.9)         (0.5)         (1.6)         (0.9)
                                                     ----------    ----------    ----------    ----------
Increase (Decrease) in borrowed debt less
 cash and cash equivalents                           $     29.6    $    (41.6)   $     35.3    $    156.4
                                                     ----------    ----------    ----------    ----------

Plus voluntary payments to employee pension plans    $        -    $     65.0    $        -    $     65.0
Less proceeds from sale of assets                             -             -             -         (24.3)
Less guarantee of SunBelt outstanding
  senior secured notes                                     (6.2)         (6.1)         (6.2)         (6.1)
Less proceeds from sale of business,
  net of note receivable                                      -             -             -        (101.5)
Plus business acquired, net of cash received                  -             -           2.7           6.7
                                                     ----------    ----------    ----------    ----------
Operating Cash Flow                                  $     23.4    $     17.3    $     31.8    $     96.2
                                                     ----------    ----------    ----------    ----------

                                                                    ATTACHMENT 7

                     BUSINESS SEGMENT OPERATIONS (Unaudited)
                                  (In millions)

Senior management uses operating income before the effect of "special items" to assess performance and allocate resources to business segments because senior management believes that this measure is useful in understanding current profitability levels and how current levels may serve as a base for future performance. In addition, operating income before the effect of "special items" is a component of the PolyOne Annual Incentive Plan at the corporate level and is used in debt covenant computations.

                                                                                                       FULL YEAR
                                                                                               ------------------------
                                                        4Q05          4Q04          3Q05          2005          2004
                                                     ----------    ----------    ----------    ----------    ----------
BUSINESS SEGMENTS:
Sales:
     Performance Plastics Segment                    $    473.0    $    431.2    $    482.5    $  1,925.4    $  1,803.7
     Distribution Segment                                 172.7         152.0         168.8         679.2         606.3
     Intersegment eliminations                            (38.9)        (38.8)        (39.7)       (154.0)       (142.3)
                                                     ----------    ----------    ----------    ----------    ----------
                                                     $    606.8    $    544.4    $    611.6    $  2,450.6    $  2,267.7
                                                     ==========    ==========    ==========    ==========    ==========
Operating income (loss):
     Performance Plastics Segment                    $      3.6    $      2.2    $     16.4    $     61.1    $     83.6
     Distribution Segment                                   6.0           3.7           4.1          19.5          17.8
     Resin & Intermediates Segment                         28.3          15.4         (12.5)         65.1          53.7
     Other Segment                                          0.1          (3.6)         (3.6)         (5.4)        (26.7)
                                                     ----------    ----------    ----------    ----------    ----------
   Operating income                                  $     38.0    $     17.7    $      4.4    $    140.3    $    128.4
                                                     ==========    ==========    ==========    ==========    ==========
OTHER DATA:
Discontinued operations
     Sales:
        Elastomers and Performance Additives         $        -    $        -    $        -    $        -    $    220.1
        Engineered Films                                   27.8          27.6          30.7         119.6         125.7
                                                     ----------    ----------    ----------    ----------    ----------
                                                     $     27.8    $     27.6    $     30.7    $    119.6    $    345.8
                                                     ==========    ==========    ==========    ==========    ==========
     Operating income:
        Elastomers and Performance Additives         $        -    $        -    $        -    $        -    $     20.5
        Engineered Films                                    1.4           1.8           1.2           1.0           5.7
     Special items, expense before tax                      0.1          (0.6)         (0.6)         (1.2)         (7.9)
                                                     ----------    ----------    ----------    ----------    ----------
         Operating income                            $      1.5    $      1.2    $      0.6    $     (0.2)   $     18.3
                                                     ==========    ==========    ==========    ==========    ==========

                                                                    ATTACHMENT 8

                        SALES AND SHIPMENT VOLUME SUMMARY
                        ---------------------------------

                                                   4Q05 VERSUS 3Q05            4Q05 VERSUS 4Q04           2005 VERSUS 2004
                                               ------------------------    ------------------------    -----------------------
                                                              SHIPMENT                    SHIPMENT                   SHIPMENT
                                 4Q05 SALES,    SALES $,        LBS.,       SALES $,        LBS.,       SALES $,       LBS.,
                                 % OF TOTAL     % CHANGE      % CHANGE      % CHANGE      % CHANGE      % CHANGE     % CHANGE
                                 ----------    ----------    ----------    ----------    ----------    ----------   ----------
PERFORMANCE PLASTICS
   Vinyl Compounds                       31%          0.5%           (7)%          19%            1%            8%          (4)%
   Polymer Coatings                       6           (10)          (11)           (2)           (9)            2           (6)
   NA Color and Additives
       Masterbatch                        9            (2)            -             4             2             8            3
   NA Engineered Materials                5            11             6             7             4             -           (7)
    Specialty Resins                      5            (2)           (3)           12           (10)           29           (3)
   International Colors
     and Engineered Materials            17            (6)           (5)            2             5             5           (2)
                                 ----------    ----------    ----------    ----------    ----------    ----------   ----------
      Total                              73            (2)           (5)           10             -             7           (5)

Distribution                             27             2            (5)           14             -            12           (2)
                                 ----------    ----------    ----------    ----------    ----------    ----------   ----------
      Total                             100%           (1)%           2%           11%            -             8%          (4)%